QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on September 10, 2004

Registration No. 333-80001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Federal Express Corporation
(Exact name of registrant as specified in its charter)

Delaware	71-0427007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3610 Hacks Cross Road Memphis, Tennessee 38125 (901) 369-3600 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

Robert T. Molinet
Staff Vice President - Securities & Corporate Law
FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7029
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

        Federal Express Corporation (the "Registrant") registered an aggregate principal amount of $133,478,000 of leased aircraft equipment trust certificates, pass through certificates and debt securities pursuant to a registration statement on Form S-3 (Registration No. 333-80001) filed on June 4, 1999 (the "Registration Statement"). The Registration Statement, pursuant to Rule 429 of the Securities Act of 1933, included a combined prospectus for the securities registered thereby and the remaining unsold aggregate principal amount of $166,522,000 of leased aircraft equipment trust certificates, pass through certificates and debt securities previously registered by the Registrant pursuant to a registration statement on Form S-3 (Registration No. 333-49411).

        The Registrant subsequently registered an aggregate principal amount of $380,721,000 of leased aircraft equipment trust certificates, pass through certificates, and debt securities pursuant to a registration statement on Form S-3 (Registration No. 333-39006) filed on June 9, 2000. Pursuant to Rule 429 of the Securities Act of 1933, this registration statement included a combined prospectus for the securities registered thereby and the remaining unsold aggregate principal amount of $69,279,000 of securities registered pursuant to the Registration Statement, and such registration statement acted as a post-effective amendment to the Registration Statement. Pursuant to Rule 477 under the Securities Act of 1933, the Registrant has withdrawn the registration statement on Form S-3 (Registration No. 333-39006).

        By this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby deregisters the heretofore registered but unsold and not issued $69,279,000 principal amount of leased aircraft equipment trust certificates, pass through certificates and debt securities.

1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-80001) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on September 10, 2004.

FEDERAL EXPRESS CORPORATION
By:	/s/ CATHY D. ROSS Cathy D. Ross Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ FREDERICK W. SMITH Frederick W. Smith	Chairman of the Board and Director	September 10, 2004
/s/ DAVID J. BRONCZEK David J. Bronczek	President, Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2004
/s/ CATHY D. ROSS Cathy D. Ross	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 10, 2004
/s/ JAY L. COFIELD Jay L. Cofield	Vice President and Worldwide Controller (Principal Accounting Officer)	September 10, 2004
/s/ ROBERT B. CARTER Robert B. Carter	Director	September 10, 2004
/s/ MICHAEL L. DUCKER Michael L. Ducker	Director	September 10, 2004
/s/ T. MICHAEL GLENN T. Michael Glenn	Director	September 10, 2004
/s/ ALAN B. GRAF, JR. Alan B. Graf, Jr.	Director	September 10, 2004
/s/ KENNETH R. MASTERSON Kenneth R. Masterson	Director	September 10, 2004
/s/ DAVID F. REBHOLZ David F. Rebholz	Director	September 10, 2004
/s/ CHRISTINE P. RICHARDS Christine P. Richards	Director	September 10, 2004

2

QuickLinks

DEREGISTRATION OF SECURITIES
SIGNATURES